EX-99.B10(ii)

                               CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 for MetLife Investors USA Separate Account A, issued through MetLife Investors USA Insurance Company
(File No. 033-37128).

/s/ Richard C. Pearson

Richard C. Pearson, General Counsel
MetLife Investors USA Insurance Company
Newport Beach, California
April 25, 2005